SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 1, 2002

Date of report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

2975 Stender Way  Santa Clara, California  95054

(Address of principal executive offices) (Zip Code)

(408) 727-6116

(Registrant’s telephone number, including area code)

Item 5.                    Other Events.

                On October 1, 2002, Integrated Device Technology, Inc. (the “Company”) announced the resignation of Vice President and Chief Financial Officer Alan F. Krock.  Mr. Krock will remain with the Company through a transition period, at which time Jerry Fielder, the Company’s Vice President of Human Resources and Administration, will assume the role of interim Chief Financial Officer.  A copy of the Company’s press release regarding this announcement is set forth in Exhibit 99.1 attached hereto and incorporated by reference.

Item 7.                    Exhibits.

99.1	Text of Press Release, dated October 1, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 2, 2002

INTEGRATED DEVICE TECHNOLOGY, INC.

By:	/s/ JERRY G. TAYLOR
Jerry G. Taylor
Chief Executive Officer

EXHIBIT INDEX

99.1	Text of Press Release, dated October 1, 2002.